UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2004

Integrated BioPharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-28876	22-2407475
(State or other jurisdiction of	(Commission File Number)	IRS Employer
incorporation or organization)		Identification No.)

225 Long Avenue
Hillside, NJ		07205
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (973) 926-0816

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

        On April 20, 2004, Integrated BioPharma, Inc., a Delaware corporation (the “Company”), completed a private placement transaction (the “Offering”) for $8.5 million in gross proceeds with a group of institutional investors led by Alexandra Investment Management, LLC (the “Investors”), with the potential for additional proceeds as described below.

        In the Offering, the Investors purchased an aggregate of 850 shares of the Company’s Series B Redeemable Preferred Stock, par value $.002 per share (the “Series B Preferred Shares”), for $10,000 per share. Dividends on the Series B Preferred Shares are 7% per annum, payable by the Company in cash or, in certain instances, in shares of the Company’s Common Stock, par value $.002 per share (the “Common Stock”). The Series B Preferred Shares are convertible at the option of each Investor into shares of Common Stock at a conversion price of $10.00 per share, subject to anti-dilution and other customary adjustments. Upon conversion, the Investors would receive an aggregate of 850,000 shares of Common Stock. The Company also has the option to force such conversion in the event that it meets certain performance milestones. The Series B Preferred Shares are redeemable by the Company on the third anniversary of issuance. The Investors can also force redemption upon the occurrence of certain events of default.

        The Company also issued to the Investors warrants (the “Warrants”) to purchase an aggregate of 425,000 shares of Common Stock, exercisable over a five-year period. The exercise price is $14.00 per share, subject to anti-dilution and other customary adjustments. Assuming no such adjustments, the exercise of all Warrants could result in additional gross proceeds to the Company of $5,950,000. The Warrants are callable by the Company in the event that it meets certain performance milestones.

        Finally, the Company issued Additional Investment Rights to the Investors, entitling them over the next 18 months to purchase an aggregate of 425 additional Series B Preferred Shares (convertible into 425,000 shares of Common Stock) and Warrants to purchase an additional 212,500 shares of Common Stock. The Series B Preferred Shares and Warrants issuable upon exercise of the Additional Investment Rights have the same terms as the securities issued at closing. Assuming no anti-dilution or other adjustments, the exercise of all Additional Investment Rights followed by the exercise of all Warrants issuable upon exercise of the Additional Investment Rights could result in additional gross proceeds to the Company of $7,225,000.

        The Company has agreed to register the Common Stock underlying the Series B Preferred Shares and the Warrants, including the Series B Preferred Shares and the Warrants issuable upon exercise of the Additional Investment Rights, for resale under the Securities Act of 1933 and applicable state securities laws.

        The preceding description of the Offering is a summary only and is qualified by reference to the agreements entered into by the parties, which are attached as exhibits to this Report.

        The Company issued a press release relating to the Offering, a copy of which is filed as an exhibit to this Report.

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Item 7. Financial Statements and Exhibits

    (c)        Exhibits.

Exhibit No. - Description

4.1 - Certificate of Designations, Preferences and Rights of Series B Redeemable Convertible Preferred Stock of Integrated BioPharma, Inc.
10.1 - Securities Purchase Agreement, dated as of April 20, 2004, among Integrated BioPharma, Inc. and the Buyers listed therein (the "Buyers").
10.2 - Registration Rights Agreement, dated as of April 20, 2004, among Integrated BioPharma, Inc. and the Buyers.
10.3 - Form of Warrant, issued on April 20, 2004 by Integrated BioPharma, Inc. to each of the Buyers.
10.4 - Form of Additional Investment Right, issued on April 20, 2004 by Integrated BioPharma, Inc. to each of the Buyers.
99.1 - Press Release issued by Integrated BioPharma, Inc. on April 20, 2004.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 20, 2004	INTEGRATED BIOPHARMA, INC.

By: /s/ Eric Friedman
Name: Eric Friedman
Title:Vice PresidentChief Financial Officer

EXHIBIT INDEX

Exhibit No. - Description

4.1 - Certificate of Designations, Preferences and Rights of Series B Redeemable Convertible Preferred Stock of Integrated BioPharma, Inc.
10.1 - Securities Purchase Agreement, dated as of April 20, 2004, among Integrated BioPharma, Inc. and the Buyers listed therein (the "Buyers").
10.2 - Registration Rights Agreement, dated as of April 20, 2004, among Integrated BioPharma, Inc. and the Buyers.
10.3 - Form of Warrant, issued on April 20, 2004 by Integrated BioPharma, Inc. to each of the Buyers.
10.4 - Form of Additional Investment Right, issued on April 20, 2004 by Integrated BioPharma, Inc. to each of the Buyers.
99.1 - Press Release issued by Integrated BioPharma, Inc. on April 20, 2004.